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                                                                     Exhibit 5.1


[-], 2007                                                      [-] January, 2007


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
Mindray Medical International Limited                              DIRECT LINE: 2842 9500
Mindray Building                                                   E-MAIL:      vivien.fung@conyersdillandpearman.com
Keji 12th Road South                                               OUR REF:     VF/iy/870680/230339
Hi-tech Industrial Park, Nanshan                                   YOUR REF:
Shenzhen 518057
People's Republic of China
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Dear Sirs,

MINDRAY MEDICAL INTERNATIONAL LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with a public offering of certain American Depository Shares representing Class A ordinary shares of the Company (the "Shares") as described in the prospectus contained in the Company's registration statement on Form F-1 (the "Registration Statement", which term does not include any exhibits thereto) filed under the United States Securities Act of 1933, as amended (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") with respect to the offer and sale by certain selling shareholders of the Company of the Shares.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)  the Registration Statement; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of written resolutions passed by the directors of the Company on 16 January, 2007, (3) a copy of the register of members in respect of Class A ordinary shares of the Company certified by Butterfield Fund Services (Cayman) Limited on [-] January, 2007 (the "Register"), and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representation made

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                                                          Conyers Dill & Pearman

Mindray Medical International Limited
[-], 2007


in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and is validly existing under the laws of the Cayman Islands.

(2) Based solely upon a review of the Register, the Shares have been validly issued and are fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) as at the date of this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation", "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.



Yours faithfully,





Conyers Dill & Pearman

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